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                                                  Exhibit 11

                                    CITIZENS CORPORATION AND SUBSIDIARIES
                                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS For the Periods Ended June 30, 1996 and 1995
                                                  (Unaudited)

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(In millions, except per common share data)
                                                                Quarter Ended     Six Months Ended
                                                                   June 30,           June 30,
                                                                 1996    1995       1996    1995
Primary Net Income Per Common Share
     Net income                                                $ 12.1  $ 24.0    $  34.6  $ 35.6
  Preferred dividend                                               -      1.0         -      2.0
     Net income available to common shareholders               $ 12.1  $ 23.0    $  34.6  $ 33.6


     Net income per share available to common shareholders     $ 0.34  $ 0.64    $  0.97  $ 0.93



Average shares outstanding                                       35.6    36.1       35.7    36.1

     Net shares to be issued upon exercise of dilutive
       stock options after applying the treasury stock method      -       -          -       -

Adjusted shares outstanding                                      35.6    36.1       35.7    36.1



Fully Diluted Net Income Per Common Share
     Net income                                                $ 12.1  $ 24.0    $  34.6  $ 35.6
     Preferred dividend                                            -      1.0         -      2.0
     Net income available to common shareholders               $ 12.1  $ 23.0    $  34.6  $ 33.6


     Net income per share available to common shareholders     $ 0.34  $ 0.64    $  0.97  $ 0.93



Average shares outstanding                                       35.6    36.1       35.7    36.1

     Net shares to be issued upon exercise of dilutive
       stock options after applying the treasury stock method      -       -          -       -

Adjusted shares outstanding                                      35.6    36.1       35.7    36.1


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